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                                                                    EXHIBIT 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-128283) pertaining to the 2005 Equity and Performance Incentive Plan, in the Registration Statement (Form S-8 No. 333-47796) pertaining to Post Effective Amendment No. 2 on Form S-8 to Form S-4 and in the Registration Statement (Form S-8 No. 333-48002) pertaining to the PolyOne Corporation 2000 Stock Incentive Plan of our report dated February 10, 2006, with respect to the financial statements of SunBelt Chlor Alkali Partnership included in the Annual Report (Form 10-K) of PolyOne Corporation for the year ended December 31, 2005.

                                                           /s/ ERNST & YOUNG LLP

Cleveland, Ohio
March 14, 2006